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                                                                       EXHIBIT D


             JOINT FILING AGREEMENT REQUIRED UNDER RULE 13d-1(f)(1)

      This Joint Filing Agreement, dated as of December 15, 1997, is executed and delivered by Park-Hospital GmbH, a German limited liability company, Paracelsus-Kliniken-Deutschland GmbH, a German limited liability company, Dr. Heiner Meyer zu Losebeck and Mr. Peter Frommhold.

      This agreement sets forth our mutual understanding and agreement that the Statement on Schedule 13D under the Securities Exchange Act of 1934 for the common stock of Paracelsus Healthcare Corporation is filed on behalf of each person and entity set forth below and that this agreement may be attached as an exhibit to such statement. The signatures of each of the parties hereto indicates the acceptance and agreement of each such party hereto to the terms set forth herein.

      This Joint Filing Agreement is executed as of the day and year first above written.


                                    PARK-HOSPITAL GmbH


                                          By: /s/ Armin Sulberg
                                              --------------------------------
                                                  Armin Sulberg

                                    PARACELSUS-KLINIKEN-DEUTSCHLAND GmbH

                                          By: /s/ Armin Sulberg
                                              --------------------------------
                                                  Armin Sulberg


                                    /s/ Dr. Heiner Meyer zu Losebeck
                                    -------------------------------------------
                                    Dr. Heiner Meyer zu Losebeck


                                    /s/ Peter Frommhold
                                    -------------------------------------------
                                    Peter Frommhold


                            (Page 47 of 47 Pages)